UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2008 (May 28, 2008)

SHENGDATECH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31937	26-2522031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Youth Pioneer Park Tai’an Economic and Technological Development Zone Tai’an City, Shandong Province 271000 People’s Republic of China
(Address of principal executive offices)

(86-538) 856-0618
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement.

On May 28, 2008 (the “Closing Date”), ShengdaTech, Inc. (the “Company”) consummated the transaction contemplated by the Purchase Agreement dated May 22, 2008 by and among the Company and the initial purchasers set forth in Schedule I (the “Initial Purchasers”) represented by Oppenheimer & Co. (the “Representative”), as previously reported in Current Report on Form 8-K dated May 28, 2008, and incorporated herein by reference. A copy of the Purchase Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In addition, on the Closing Date, the Company, pursuant to the Purchase Agreement, entered into an Indenture with the Bank of New York as trustee (the “Turstee”), and the Company and the Initial Purchasers entered into a Registration Rights Agreement. Furthermore, Company’s certain executive officers and directors signed a Lock-Up Agreement. The Indenture, Registration Rights Agreement and Lock-Up Agreement are described as follows:

Indenture

The Notes were issued pursuant to an Indenture between the Company and The Bank of New York, as trustee (the “Trustee”) dated as of the Closing Date, filed as Exhibit 4.1 hereto and incorporated herein by reference.

The Notes are convertible at the option of the holders, at any time prior to maturity, into shares of common stock at the initial conversion rate of 100.6036 shares per $ 1,000 principal amount of Notes (at an initial conversion price of approximately $9.94 per share of common stock) subject to adjustment.  Holders who convert their Notes at any time prior to June 1, 2011 are entitled to additional interest in cash or, at the Company’s option, in shares of Company’s common stock.

The Company may not redeem the Notes prior to June 1, 2011. Beginning on or after June 1, 2011 until and including May 31, 2013, the Company may redeem for cash all of the Notes, in whole or part, at a price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date, if the last trading price of the Company’s shares of common stock, subject to certain qualifications, is at least 150% of the conversion price then in effect on the trading date. On or after June 1, 2013, the Company may redeem for cash all of the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

On June 1, 2011 and June 1, 2013, holders of Notes may require the Company to purchase all or a portion of the Notes at a purchase price in cash equal to 100% of the principal amount of the Notes being repurchased plus accrued and unpaid interest to, but excluding, the repurchase date, subject to certain conditions.

If a fundamental change occurs at any time, (a “fundamental change” will be deemed to have occurred upon a change in control or a termination of trading, as those terms are defined in the Indenture, subject to exceptions), holders of Notes will have the right, at their option, to require the Company to purchase for cash all or a portion of the Notes. The fundamental change purchase price is equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, including additional interest, if any, to, but excluding, the fundamental change repurchase date.

If a “make-whole change in control” occurs, as that term is defined in the Indenture, prior to maturity date and a holder elects to convert its Notes in connection with such make-whole change in control, the Company will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion by the number of additional shares as determined by reference to the table set forth in Schedule A to Indenture, based on the date on which the make-whole change in control occurs or becomes effective, and the price paid per share in the make-whole change in control.

Upon required declaration of an event of default (default in any payment of interest, principal of the Notes, failure to convert Notes to common stock upon valid exercise, failure to abide by certain agreements, failure to pay certain mortgage or debt, failure to obey certain judgment or order, certain change-in-control, bankruptcy, insolvency, etc.), the principal and accrued and unpaid interest, including any additional amounts of the Notes, will be due and payable immediately.

The Company may, without the consent of the holders, reopen the Notes and issue additional Notes under the Indenture with the same terms and with the same CUSIP number as the Notes initially issued in an unlimited aggregate principal amount, provided that no such additional Notes may be issued unless fungible with the Notes initially issued for U.S. federal income tax purposes. The Company may also from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to the holders.

The Company shall not, and shall not permit its subsidiaries to incur any indebtedness. However, the Company may incur additional unsecured indebtedness which ranks equal in right of payment to the Notes in an amount not to exceed $15 million under certain circumstances. The Company will be permitted to issue equity securities, including common stock and preferred stock under certain circumstances, and any securities which rank junior in right of payment to the Notes.

Registration Rights Agreement

 Pursuant to the Registration Rights Agreement, the Company is required to file a shelf registration statement for the Notes and the shares of common stock issuable under the conversion of the Notes (the “Registrable Securities”) . The Registration Rights Agreement is filed as Exhibit 10.2 hereto and incorporated herein by reference.

The Company shall use our reasonable best efforts to have the shelf registration statement declared effective no later than the 185th day after the latest date of original issuance of the Notes, and to keep it effective until the earliest of: one year from the latest date of original issuance of the Notes; the date when all Registrable Securities shall have been registered under the Securities Act and disposed of; the date on which all Registrable Securities held by nonaffiliates are eligible to be sold to the public pursuant to Rule 144 or any successor provision under the Securities Act; and the date on which the Registrable Securities cease to be outstanding.

The Company shall not be obligated to file, have declared effective or maintain an effective registration statement as set forth above to the extent and during the periods that the Notes and any shares of common stock issuable upon conversion of the Notes are eligible to be sold by a person who is not an affiliate of the Company pursuant to Rule 144 (or any other similar provision then in force (other than Rule 144A)) under the Securities Act without any volume or manner of sale restrictions after six months following the latest date of original issuance of the Notes.

During the registration default period, as that term is defined in the Registration Rights Agreement, the Company shall pay to the holders of Registrable Securities in respect of each day in the registration default period additional interest at a rate per annum equal to 0.25% of the aggregate principal amount of the Registrable Securities for the first 90 days of such registration default period and a rate per annum equal to 0.50% of the aggregate principal amount of such Registrable Securities thereafter.

Lock-Up Agreement

In addition, the Company’s executives officers and directors, namely, Mr. Xiangzhi Chen, Mr. Carl Mudd, Mr. Xiqing Xu and others, will be subject to Lock-Up Agreements during the period ending 90 days after May 22, 2008, or until August 20, 2008.  The form of Lock-Up Agreement is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Under the Lock-Up Agreement, each of the Company’s executive officers and directors has agreed not to directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer or engage in specified other transactions in respect of shares of common stock or any securities convertible into shares of common stock without the prior written consent of the Representative.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture dated May 28, 2008 between the Company and Bank of New York
10.1	Purchase Agreement dated May 22, 2008 among the Company and Initial Purchasers
10.2	Registration Rights Agreement dated May 28, 2008 between the Company and Oppenheimer & Co.
10.3	Form of Lock-Up Agreement for Company’s executive officers and directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShengdaTech, Inc.
Dated: June 3, 2008
	By:	/s/ Xiangzhi Chen
Xiangzhi Chen,
President and Chief Executive Officer